Exhibit 3(b)

BY-LAWS

OF

INDIANA MICHIGAN POWER COMPANY*

Amended and Restated December 12, 2007

Section 1.    The annual meeting of the stockholders of the company shall be held at its office in the City of Fort Wayne, Indiana, at 12 o'clock noon, or at such other hour stated in the notice of the meeting as the directors may determine, on the fourth Tuesday of April in each year after the year 1925, unless such day is a legal holiday, in which case such meeting shall be held on the next business day following. (As Amended 12/2/52)

Section 2.    Special meetings of the stockholders of the company may be held upon call of the Board of Directors or of the Executive Committee, or of stockholders holding one-fourth in number of the shares of the capital stock, at such time and at such place within or without the State of Indiana as may be stated in the call and notice. (As Amended 8/6/53)

Section 3.    Notice of the time and place of every meeting of stockholders shall be mailed by the Secretary at least ten days previous thereto, to each stockholder of record, at his last known post office address, but meetings may be held without notice if all stockholders are present, or if notice is waived before or after the meeting by those not present.

Section 4.     The holders of a majority in number of the shares of the capital stock of the company must be present in person or by proxy at each meeting of the stockholders to constitute a quorum; less than a quorum, however, having power to adjourn.

Section 5.     Meetings of the stockholders shall be presided over by the Chairman of the Board, or, if he is not present, by the President, or, if neither is present, by a Vice President, or, if none of such officers is present, by a Chairman to be elected at the meeting. The Secretary of the company shall act as Secretary of such meetings, if present.

Section 6.     At all meetings of stockholders each stockholder, entitled to vote thereat, shall be entitled to one vote for each share of stock held by him, and may vote and otherwise act either in person or by proxy, but no proxy shall be voted upon when granted more than ninety days before the meeting which shall be named therein, or after the final adjournment of said meeting.

*	The name of the Company was changed from Indiana & Michigan Electric Company to Indiana Michigan Power Company on September 9, 1987.

Section 7.     The company may issue and dispose of any of its shares of its stock of no denomination or par value, then authorized by the agreement of merger or union forming this company, or by any subsequent increase of capital stock, or by any Certificate of Amendment, for such consideration as may be fixed from time to time by the Board of Directors, and authority to the Board of Directors so to fix such consideration is hereby granted.

Section 8.     The shares of the company’s stock may be certificated or uncertificated, as provided for under Indiana law, and shall be entered in the books of the company and registered as they are issued. Shares of stock of the company may be transferred on the books of the company in the manner provided by law and, except by the order of a court in some proper proceeding, only upon (i) surrender to the company or its transfer agent of a certificate representing shares, duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, with such proof of the authenticity of the signature as the company or its agents may reasonably require in the case of shares evidenced by a certificate or certificates or (ii) receipt of transfer instructions from the registered owner of uncertificated shares reasonably acceptable to the company. Certificates of stock shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary of the company; provided, however, that where such certificates are also signed by a transfer agent and a registrar, or both, the signatures of any such officers of the company may be facsimiles. (As Amended 12/12/08)

Section 9.     The Board of Directors shall consist of such number, not less than three nor more than fifteen members, as shall be fixed from time to time by the Board of Directors or by the stockholders at the annual meeting or a special meeting held for such purpose.  One-third of the total members of the Board of Directors shall constitute a quorum for the transaction of all business.  The directors shall be elected by the stockholders at each annual meeting of the stockholders.  Each director shall be elected for a term of one year and shall hold office until his successor is chosen and qualified.  Any vacancy occurring in the Board of Directors caused by death, resignation, increase in number of directors or otherwise shall be filled by a majority vote of the remaining members of the Board of Directors until the next annual meeting of the stockholders. Any director may be removed, with or without cause, at any time by the affirmative vote of a majority of the outstanding shares then held of record by the stockholders of the Company entitled to vote at a special meeting of the stockholders called for that purpose. (As amended 11/28/01)

Section 10.     Meetings of the Board of Directors shall be held at the times fixed by resolution of the Board, or upon call of the Executive Committee, the Chairman of the Board, the President, or a Vice President. The Secretary or officer performing his duties shall give reasonable notice (which need not exceed two days) of all meetings of directors, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at times fixed by resolution of the Board. The meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice, either before or after the meeting.

Section 11.     The Board of Directors, as soon as may be convenient after the election of directors in each year, shall elect from among their number a Chairman of the Board and shall also elect a President, one or more Vice Presidents, a Secretary and a Treasurer and shall, from time to time, elect such other officers as they may deem proper. The same person may be elected to more than one office. (As amended 12/19/90)

    Section 12.     The Board of Directors, as soon as may be after the election in each year, may appoint an Executive Committee to consist of the Chairman of the Board and such number of directors as the Board may from time to time determine. Such Committee shall have and may exercise all of the powers of the Board during the intervals between its meetings, which may be lawfully delegated, subject to such limitations as may be provided by resolution of the Board. The Board shall have the power at any time to change the membership of such Committee and fill vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint such Committees and assistants as it may deem necessary. The Board may from time to time determine by resolution the number of members of such Committee required to constitute a quorum. The Chairman of the Board shall be the Chairman of the Executive Committee.

Section 13.     The term of office of all officers shall be one year, or until their respective successors are elected, but any officer may be removed from office at any time by the Board of Directors, unless otherwise agreed by agreement in writing duly authorized by the Board of Directors; and no agreement for the employment of any officer for a longer period than one year shall be so authorized.

Section 14.     The officers of the company shall have such powers and duties as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors or the Executive Committee.

Section 15.     (1) In this Section 15:

(a)           "expenses" includes, without limitation, counsel fees;

(b)
"employee" shall include, without limitation, any employee, including any professionally licensed employee of the company.  Such term shall also include, without limitation, any employee, including any professionally licensed employee, of a subsidiary or affiliate of the company who is acting on behalf of the company;

(c)
"liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding;

(d)
"official capacity" means, (i) when used with respect to a director, the office of director in the company; or (ii) when used with respect to an individual other than a director, the office in the company held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the. company. "Official capacity" does not include service, at the request of the company or otherwise, for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise whether for profit or not;

(e)	"party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding;

(f)	"proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including all appeals.

(2)     The company shall indemnify any person who was or is made a party to a proceeding because such person is or was a director, officer or employee of the company, or any subsidiary or affiliate of the company, or is or was serving at the request of the company as a director, trustee, partner, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against liability incurred by such person in the proceeding and against all reasonable expenses incurred in successfully asserting a claim for indemnification pursuant to this Section 15 if (i) such person's conduct was in good faith; and (ii) such person reasonably believed, in the case of conduct in his or her official capacity with the company, that his or her conduct was in the best interests of the company, and in all other cases that his or her conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, such person either had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful. A person is considered to be serving an employee benefit plan at the company's request if such person's duties to the company also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan. A person's conduct with respect to an employee benefit plan for a purpose such person reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of this Section 15. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director, officer or employee did not meet the standard of conduct described in this subsection (2).

(3)     In any case in which a director, officer or employee of the company requests indemnification, upon such person's request, the Board of Directors shall meet within sixty (60) days thereof to determine whether such person is eligible for indemnification in accordance with the applicable standards of conduct set forth in subsection (2) of this Section 15 or to cause such a determination to be made in a manner provided for in this subsection (3). Such determination shall be made as follows:

(a)	By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(b)
If a quorum cannot be obtained under paragraph (a) of this subsection (3), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties to the proceeding may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(c) By special legal counsel:

(i)	Selected by the Board of Directors or its committee in the manner prescribed in paragraphs (a) or (b) of this subsection (3); or

If a quorum of the Board of Directors cannot be obtained under paragraph (a) of this subsection (3) and a committee cannot be designated under paragraph (b) of this subsection (3), selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

(d)	By the stockholders, but shares owned by or voted under the control of directors, officers or employees who are at the time parties to the proceeding may not be voted on the determination; or

(e)	By the Chairman of the Board if the person seeking indemnification is not a director or officer of the company.

Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (c) of this subsection (3) to select counsel.

(4)     To the fullest extent permitted by law, the company shall promptly advance expenses as they are incurred by any person who is a party to any proceeding, by reason of the fact that such person is or was a director, officer or employee of the company or of any subsidiary or affiliate of the company, or is or was serving at the request of the company as a director, trustee, partner, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, upon request of such person and receipt of an undertaking by or on behalf of such person to repay amounts advanced to the extent that it is ultimately determined that such person was not eligible for indemnification in accordance with the standards set forth in subsection (2) of this Section 15.

(5)     The provisions of this Section 15 shall be deemed to be a contract between the company and each director, officer or employee of the company, or its subsidiaries or affiliates, and any modification or repeal of this Section 15 or any provisions of the Indiana Business Corporation Law shall not diminish any rights or obligations existing prior to such modification or repeal with respect to any proceeding theretofore or thereafter brought; provided, however, that the right of indemnification provided in this Section 15 shall not be deemed exclusive of any other rights to which any director, officer or employee of the company may now be or hereafter become entitled apart from this Section 15, under any applicable law including the Indiana Business Corporation Law. Irrespective of the provisions of this Section 15, the Board of Directors may, at any time or from time to time, approve indemnification of directors, officers, employees or agents to the full extent permitted by the Indiana Business Corporation Law at the time in effect, whether on account of past or future actions or transactions. Notwithstanding the foregoing, the company shall enter into such additional contracts providing for indemnification and advancement of expenses with directors, officers or employees of the company or its subsidiaries or affiliates as the Board of Directors shall authorize, provided that the terms of any such contract shall be consistent with the provisions of the Indiana Business Corporation Law.

(6)     The indemnification provided by this Section 15 shall be limited with respect to directors, officers and controlling persons to the extent provided in any undertaking entered into by the company or its subsidiaries or affiliates, as required by the Securities and Exchange Commission pursuant to any rule or regulation of the Securities and Exchange Commission now or hereafter in effect.

    If the company indemnifies or advances expenses to a director pursuant to this Section 15 in connection with a proceeding by or in the right of the company, then the company shah report the indemnification or advance as required by the Indiana Business Corporation Law.

    The company may purchase and maintain insurance on behalf of any person described in this Section 15 against any liability which may be asserted against such person whether or not the company would have the power to indemnify such person against such liability under the provisions of this Section 15.

Every reference in this Section 15 to directors, officers or employees shall include, unless the context requires otherwise, former directors, officers and employees and their respective estates or personal representatives.

If any provision of this Section 15 shall be found invalid or limited in application by reason of any law, regulation or proceeding, it shall not affect any other provision or the validity of the remaining provisions hereof.

The provisions of this Section 15 shall be applicable to claims, actions, suits or proceedings made, commenced or pending after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof. (As amended 4/21/87)

Section 16.     These By-Laws may be amended or added to at any meeting of the Board of Directors by affirmative vote of a majority of all the directors, if notice of the proposed change has been delivered or mailed to the directors five days before the meeting, or if all the directors are present, or if all not present assent in writing to such change.